Exhibit 99.1
CENTRAL GARDEN & PET ANNOUNCES FOURTH QUARTER
AND FISCAL YEAR 2024 FINANCIAL RESULTS

Fiscal 2024 net sales of $3.2 billion vs. $3.3 billion in the prior year
Fiscal 2024 GAAP EPS of $1.62 vs. $1.88 a year ago, non-GAAP EPS of $2.13 vs. $2.07 a year ago
Expects fiscal 2025 non-GAAP EPS to be $2.20 or better

WALNUT CREEK, Calif., – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) ("Central"), a market leader in the pet and garden industries, today announced results for its fourth quarter and fiscal year ended September 28, 2024.
"We have a lot to be proud of this year. We increased non-GAAP EPS, continued margin expansion, made significant progress on our Cost and Simplicity program, and achieved strong profits in our Pet segment and record cash flow for the company. We accomplished this despite continued soft demand across our Pet segment, in particular in durable pet products, and a difficult garden season," said Niko Lahanas, Central Garden & Pet's new CEO. "While we expect the external environment to remain challenging, I am confident we have the right strategy and people in place to deliver profitable growth in fiscal 2025 and for the long term."

Fiscal 2024 Results
Net sales were $3.2 billion compared to $3.3 billion in the prior year, a decrease of 3%. Fiscal 2023 benefited from an additional week in the fourth quarter. Organic net sales decreased 4% excluding the impact of the acquisition of TDBBS in fiscal 2024 and the sale of the independent garden channel distribution business in fiscal 2023.
Net sales for the Pet segment were $1.83 billion compared to $1.88 billion a year ago, a decrease of 2%. Pet organic net sales decreased 6%. Net sales for the Garden segment were $1.37 billion compared to $1.43 billion in the prior year, a decrease of 5%. Garden organic net sales decreased 1%.
Gross margin expanded by 90 basis points to 29.5% from 28.6% in the prior year. On a non-GAAP basis, gross margin expanded by 110 basis points to 30.0% from 28.9% a year ago driven by productivity efforts and moderating inflation.
Operating income was $185 million compared to $211 million in the prior year, a decrease of 12%. On a non-GAAP basis, operating income was $223 million compared to $227 million a year ago. Operating margin was 5.8% compared to 6.4% in the prior year. On a non-GAAP basis, operating margin expanded to 7.0% from 6.9% a year ago due to improved gross margin and continued cost discipline in selling, general and administrative expense.
Net interest expense was $38 million compared to $50 million in the prior year driven by higher interest income.
Other expense was $5.1 million compared to other income of $1.5 million a year ago due to the impairment of two underperforming equity investments in the fourth quarter.
Net income was $108 million compared to $126 million in the prior year. On a non-GAAP basis, net income increased to $142 million from $138 million a year ago. Earnings per share were $1.62 compared to $1.88 in the prior year. On a non-GAAP basis, earnings per share increased to $2.13 from $2.07 a year ago.
Adjusted EBITDA was $334 million compared to $343 million in the prior year.

The effective tax rate for the fiscal year was 23.2% compared to 22.4% a year ago primarily due to an increase in the blended state income tax rate in the current year compared to the prior year.

Fourth Quarter Fiscal 2024 Results
Net sales were $669 million compared to $750 million a year ago, a decrease of 11%. The prior year quarter benefited from an extra week. Organic net sales decreased 13% excluding the impact of the acquisition of TDBBS and the sale of the independent garden channel distribution business.
Gross margin contracted by 110 basis points to 25.2% compared to 26.3% a year ago primarily driven by the impairment of grass seed inventory more than offsetting moderating inflation and productivity efforts. On a non-GAAP basis, gross margin contracted by 60 basis points to 26.0% from 26.6% in the prior year.
Operating loss was $32 million compared to operating income of $9 million a year ago. On a non-GAAP basis, operating loss was $11 million compared to operating income of $12 million reflecting lower volumes, the inventory impairment, and the timing of expenses related to productivity and commercial initiatives. Operating margin was (4.8)% compared to 1.2% in the prior year. On a non-GAAP basis, operating margin contracted to (1.7)% from 1.6% a year ago.
Other expense was $6 million compared to $2 million in the prior year.
Net interest expense was $6 million compared to $8 million a year ago.
Net loss was $34 million compared to net income of $3 million in the prior year. On a non-GAAP basis, net loss was $12 million compared to net income $5 million a year ago. Loss per share was $0.51 compared to earnings per share of $0.04 in the prior year. On a non-GAAP basis, loss per share was $0.18 compared to earnings per share of $0.08 a year ago.
Adjusted EBITDA was $17 million compared to $42 million in the prior year.

Pet Segment Fourth Quarter Fiscal 2024 Results
Net sales for the Pet segment were $435 million compared to $483 million in the prior year, a decrease of 10%. The decrease was primarily due to an extra week in the prior year quarter. Organic net sales decreased 14% excluding the impact of the acquisition of TDBBS.
The Pet segment’s operating income was $14 million compared to $43 million a year ago. On a non-GAAP basis, operating income was $35 million compared to $48 million in the prior year due to lower volume and the timing of expenses related to productivity and commercial initiatives. Operating margin was 3.3% compared to 9.0% in the prior year. On a non-GAAP basis, operating margin was 8.0% compared to 9.9% a year ago.
Pet segment adjusted EBITDA was $45 million compared to $58 million in the prior year quarter.

Garden Segment Fourth Quarter Fiscal 2024 Results
Net sales for the Garden segment were $234 million compared to $267 million a year ago, a decrease of 12%. The decrease was primarily due to an extra week in the prior year quarter. Organic net sales decreased 11% excluding the impact of the sale of the independent garden channel distribution business.

The Garden segment’s operating loss was $29 million compared to a loss of $3 million in the prior year. On a non-GAAP basis, operating loss was $25 million compared to a loss of $5 million a year ago due to lower volume as well as the impairment of grass seed inventory. Operating margin was (12.3)% compared to (1.3)% in the prior year. On a non-GAAP basis, operating margin was (10.6)% compared to (2.0)% a year ago.
Garden segment adjusted EBITDA was $(14) million compared to $6 million in the prior year.

Liquidity and Debt
At September 28, 2024, cash and cash equivalents was $754 million, compared to $489 million a year ago. The increase in cash and cash equivalents was driven by converting inventory to cash over the last 12 months and lower capital expenditures.
Cash provided by operations for fiscal 2024 was $395 million, compared to $382 million in the prior year. The increase in cash provided by operations was primarily due to changes in working capital driven by the reduction in inventory.
Total debt at September 28, 2024 and September 30, 2023 was $1.2 billion. The gross leverage ratio, calculated using the definitions for Indebtedness and EBITDA in Central's credit agreement, at the end of the quarter was 3.1x, in line with the prior year. Central repurchased 270,032 shares or $9 million of its stock during the quarter. Subsequent to the fiscal year end, Central purchased an additional 1,663,479 shares or $52 million of its stock through November 21, 2024.

Non-GAAP Adjustments
Fiscal 2024
Central recognized $45 million in non-GAAP charges in fiscal 2024, $28 million of which related to Cost & Simplicity initiatives.
Within the Garden segment, this included closure and consolidation of one manufacturing facility, six distribution facilities and one research facility as well as beginning the wind-down of Central's pottery business. Within the Pet segment, this included the announced closure and consolidation of two manufacturing facilities related to a durable pet supply business as well as impairment of intangible assets related to this business due to changing market conditions and increased international competition.
In addition to Cost & Simplicity related charges, Central recognized $4 million in charges related to the impairment of equity investments in two underperforming private businesses, partially offset by a gain on the settlement of a litigation.
The $45 million overall charge was mostly noncash, with $16 million included in cost of goods sold, $21 million in selling, general and administrative expense, and $8 million in other expense.
Fourth Quarter Fiscal 2024
Non-GAAP charges for the fourth quarter were $29 million, $12 million of which related to Cost & Simplicity initiatives, $13 million related to intangible impairments, and $4 million related to the equity investment write downs and partially offsetting a gain on the settlement of a litigation.
The $29 million overall charge was mostly noncash, with $5 million included in cost of goods sold, $16 million in selling, general and administrative expense, and $8 million in other expense.

Outlook for Fiscal 2025
Central currently expects fiscal 2025 non-GAAP EPS to be $2.20 or better. This outlook takes into consideration deflationary pressure in certain commodity businesses, evolving consumer behavior in an environment of macroeconomic and geopolitical uncertainty, and the challenging brick-and-mortar retail environment. Central expects fiscal 2025 capital spending to be in the range of $60-70 million. This outlook excludes the impact of any acquisitions, divestitures or restructuring activities that may occur during fiscal 2025, including projects under the Cost and Simplicity program.

Conference Call
Central will hold a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), hosted by Niko Lahanas, CEO, and Brad Smith, CFO, to discuss these results and to provide a general business update. The conference call and related materials can be accessed at http://ir.central.com.
Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13748436.

About Central Garden & Pet
Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) understands home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With fiscal 2024 net sales of $3.2 billion, Central is on a mission to lead the future of the pet and garden industries. The Company’s innovative and trusted products are dedicated to helping lawns grow greener, gardens bloom bigger, pets live healthier, and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Amdro®, Aqueon®, Cadet®, C&S®, Farnam®, Ferry-Morse®, Four Paws®, Kaytee®, Nylabone® and Pennington®, strong manufacturing and distribution capabilities, and a passionate, entrepreneurial growth culture. Central is based in Walnut Creek, California, with 6,450 employees primarily across North America. Visit www.central.com to learn more.

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including statements concerning evolving consumer demand and unfavorable retailer dynamics, productivity initiatives and estimated capital spending, and earnings guidance for fiscal 2025, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon Central's current expectations and various assumptions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:
•economic uncertainty, and other adverse macro-economic conditions;
•impacts of tariffs or a trade war;
•risks associated with international sourcing, including from China;
•fluctuations in energy prices, fuel and related petrochemical costs;
•declines in consumer spending and the associated increased inventory risk;
•seasonality and fluctuations in our operating results and cash flow;

•adverse weather conditions;
•the success of our Central to Home strategy and our Cost and Simplicity program;
•fluctuations in market prices for seeds and grains and other raw materials, including the impact of the recent significant decline in grass seed market prices on our inventory valuation;
•risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
•dependence on a small number of customers for a significant portion of our business;
•consolidation trends in the retail industry;
•supply shortages in pet birds, small animals and fish;
•reductions in demand for our product categories;
•competition in our industries;
•continuing implementation of an enterprise resource planning information technology system;
•regulatory issues;
•potential environmental liabilities;
•access to and cost of additional capital;
•the impact of product recalls;
•risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
•potential goodwill or intangible asset impairment;
•the potential for significant deficiencies or material weaknesses in internal control over financial reporting, particularly of acquired companies;
•our dependence upon our key executives;
•our ability to recruit and retain members of our management team and employees to support our businesses;
•potential costs and risks associated with actual or potential cyberattacks;
•our ability to protect our trademarks and other proprietary rights;
•litigation and product liability claims;
•the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes;
•potential dilution from issuance of authorized shares; and
•the voting power associated with our Class B stock.

These risks and others are described in Central’s Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

Investor & Media Contact
Friederike Edelmann
VP of Investor Relations & Corporate Sustainability
(925) 412 6726
fedelmann@central.com
# # #

(Tables Follow)

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS	September 28, 2024	September 30, 2023
Current assets:
Cash and cash equivalents	$753,550	$488,730
Restricted cash	14,853	14,143
Accounts receivable, net	326,220	332,890
Inventories, net	757,943	838,188
Prepaid expenses and other	34,240	33,172
Total current assets	1,886,806	1,707,123

Plant, property and equipment, net	379,166	391,768
Goodwill	551,361	546,436
Other intangible assets, net	473,280	497,228
Operating lease right-of-use assets	205,137	173,540
Other assets	57,689	62,553
Total	$3,553,439	$3,378,648

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$212,606	$190,902
Accrued expenses	245,226	216,241
Current lease liabilities	57,313	50,597
Current portion of long-term debt	239	247
Total current liabilities	515,384	457,987

Long-term debt	1,189,809	1,187,956
Long-term lease liabilities	173,086	135,621
Deferred income taxes and other long-term obligations	117,615	144,271

Equity:
Common stock ($.01 par value; 80 million shares authorized; 11,074,620 and 11,077,612 issued, respectively)	111	111
Class A common stock ($.01 par value; 100 million shares authorized; 54,446,194 and 54,472,902 issued, respectively)	544	544
Class B stock ($.01 par value; 3 million shares authorized; 1,602,374 and 1,602,374 issued, respectively)	16	16
Additional paid-in capital	598,098	594,282
Retained earnings	959,511	859,370
Accumulated other comprehensive loss	(2,626)	(2,970)
Total Central Garden & Pet shareholders’ equity	1,555,654	1,451,353
Noncontrolling interest	1,891	1,460
Total equity	1,557,545	1,452,813
Total	$3,553,439	$3,378,648

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales	$669,489	$750,147	$3,200,460	$3,310,083
Cost of goods sold	500,537	552,694	2,256,725	2,363,241
Gross profit	168,952	197,453	943,735	946,842
Selling, general and administrative expenses	201,360	188,084	758,348	736,196
Operating (loss) income	(32,408)	9,369	185,387	210,646
Interest expense	(14,115)	(13,138)	(57,527)	(57,025)
Interest income	7,639	5,075	19,655	7,362
Other income (expense), net	(6,137)	(1,685)	(5,090)	1,462
Income (loss) before income taxes and noncontrolling interest	(45,021)	(379)	142,425	162,445
Income tax (benefit) expense	(10,621)	(3,098)	33,112	36,348
Net income (loss) including noncontrolling interest	(34,400)	2,719	109,313	126,097
Net income (loss) attributable to noncontrolling interest	(242)	(116)	1,330	454
Net income (loss) attributable to Central Garden & Pet Company	$(34,158)	$2,835	$107,983	$125,643

Net income (loss) per share attributable to Central Garden & Pet Company:
Basic	$(0.52)	$0.04	$1.64	$1.92
Diluted	$(0.51)	$0.04	$1.62	$1.88

Weighted average shares used in the computation of net income per share:
Basic	65,939	65,265	65,711	65,493
Diluted	66,917	66,671	66,860	66,783

CENTRAL GARDEN & PET COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
	September 28, 2024	September 30, 2023	September 24, 2022
	(in thousands)
Cash flows from operating activities:
Net income	$109,313	$126,097	$152,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,807	87,700	80,948
Amortization of deferred financing costs	2,687	2,698	2,657
Non-cash lease expense	56,180	51,868	48,656
Stock-based compensation	20,583	27,990	25,817
Debt extinguishment costs	—	—	169
Gain on sale of business	—	(5,845)	—
Deferred income taxes	(14,482)	(12,253)	28,128
Facility closures and business exit costs	27,842	15,674	—
Impairment of intangibles	12,790	—	—
Other asset impairments	7,462	750	—
Other	906	(525)	(648)
Changes in assets and liabilities (excluding businesses acquired):
Receivables	11,857	43,980	7,004
Inventories	84,306	86,980	(256,443)
Prepaid expenses and other assets	11,944	8,813	(6,031)
Accounts payable	18,373	(19,962)	(31,209)
Accrued expenses	17,152	6,766	(33,495)
Other long-term obligations	(12,631)	9,595	(7,728)
Operating lease liabilities	(50,197)	(48,692)	(44,527)
Net cash provided by (used in) operating activities	394,892	381,634	(34,030)
Cash flows from investing activities:
Additions to property, plant and equipment	(43,135)	(53,966)	(115,205)
Business acquired, net of cash acquired	(60,226)	—	—
Proceeds from sale of business	—	20,000	—
Payments for investments	(1,650)	(500)	(27,818)
Other investing activities	(175)	(115)	40
Net cash used in investing activities	(105,186)	(34,581)	(142,983)
Cash flows from financing activities:
Repayments on revolving line of credit	—	(48,000)	—
Borrowings on revolving line of credit	—	48,000	—
Repayments of long-term debt	(370)	(338)	(1,096)
Repurchase of common stock, including shares surrendered for tax withholding	(24,075)	(37,161)	(62,287)
Payments of contingent consideration	(95)	(54)	(216)
Distribution to noncontrolling interest	(899)	—	(806)
Payment of financing costs	—	—	(2,410)
Net cash used in financing activities	(25,438)	(37,553)	(66,815)
Effect of exchange rate changes on cash and equivalents	1,261	1,189	(3,510)
Net increase (decrease) in cash, cash equivalents and restricted cash	265,530	310,689	(247,338)
Cash, cash equivalents and restricted cash at beginning of year	502,873	192,184	439,522
Cash, cash equivalents and restricted cash at end of year	$768,403	$502,873	$192,184
Supplemental information:
Cash paid for interest	$57,531	$57,143	$57,928
Cash paid for income taxes – net of refunds	53,582	17,910	34,964
Non-cash investing and financing activities:
Capital expenditures incurred but not paid	1,936	2,243	8,016
Liability for contingent performance based payments	(20)	(374)	(847)
Shares of common stock repurchased but not settled	536	—	911
Lease liabilities arising from obtaining right-of-use assets	95,391	42,777	70,794

Use of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including non-GAAP net income and diluted net income per share, non-GAAP operating income, non-GAAP gross profit and gross margin, non-GAAP selling, general and administrative expense, adjusted EBITDA and organic net sales. Management uses these non-GAAP financial measures that exclude the impact of specific items (described below) in making financial, operating and planning decisions and in evaluating our performance.
Management believes that these non-GAAP financial measures may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods. While Management believes that non-GAAP measures are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.
Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization and stock-based compensation expense (or operating income plus depreciation and amortization expense and stock-based compensation expense). Adjusted EBITDA further excludes one-time charges related to facility closures exits of business, intangible and investment impairments and gains from a litigation settlement. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluations. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.
The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.
We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items. For the same reasons, we are unable to address the probable significance of the unavailable information.
Non-GAAP financial measures reflect adjustments based on the following items:
•Facility closures and business exit: we have excluded charges related to the closure of distribution and manufacturing facilities and our decision to exit the pottery business as they represent infrequent transactions that impact the comparability between operating periods. We believe these exclusions supplement the GAAP information with a measure that may be useful to investors in assessing the sustainability of our operating performance.
•Asset impairment charges: we exclude the impact of asset impairments on intangible assets and investments as such non-cash amounts are inconsistent in amount and frequency. We believe that the adjustment of these charges supplements the GAAP information with a measure that can be used to assess the performance of our ongoing operations.
•Gain from litigation settlement: we exclude the gain from a litigation settlement as it is a one-time occurrence. We believe that the exclusion of this gain supplements the GAAP information with a measure that can be used to assess the performance of our ongoing operations.
•Gain on sale of a business or service line: we exclude the impact of the gain on the sale of a business as it represents an infrequent transaction that occurs in limited circumstances that impacts the comparability between operating periods. We believe the adjustment of this gain supplements the GAAP information with a measure that may be used to assess the performance of our ongoing operations.
•Tax impact: adjustment represents the impact of the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment.
From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.
The non-GAAP adjustments made reflect the following:
Facility closures and business exits

(1)During the fourth quarter of fiscal year 2024, we recognized incremental expense of $7.5 million in our Pet segment in the consolidated statement of operations, from the closure of manufacturing facilities in California and Arizona. Additionally, we recognized incremental expense in our Garden segment of $3.9 million related to facility closures and business exits announced in fiscal 2023 and earlier in fiscal 2024.
(2)During the third quarter of fiscal 2024, we recognized incremental expense of $11.1 million in the consolidated statement of operations, from the decision to exit the pottery business, the closure of a live goods distribution facility in Delaware and the relocation of our grass seed research facility.
(3)During the second quarter of fiscal 2024, we recognized incremental expense of $5.3 million in the consolidated statement of operations from the closure of a manufacturing facility in California and the consolidation of our Southeast distribution network.
(4)During the fourth quarter of fiscal 2023, we recognized a gain of $5.8 million from the sale of our independent garden center distribution business, which includes the impact of associated facility closure costs. The gain is included in selling, general and administrative expense in the consolidated statement of operations.
(5)In fiscal 2023, we recognized incremental expense of $13.9 million in our Pet segment in the consolidated statement of operations from the closure of a manufacturing and distribution facility in Texas. Additionally, we recognized incremental expense of $1.8 million in our Pet segment in the consolidated statement of operations, from the closure of a second manufacturing and distribution facility in Texas.
Intangible Impairments
(6)During the fourth quarter of fiscal 2024, we recognized a non-cash impairment charge in our Pet segment of $12.8 million related to the impairment of intangible assets due primarily to changing market conditions resulting from the decline in demand for durable products and increased international competition.
(7)In fiscal 2023, we recognized a non-cash impairment charge in our Pet segment of $2.8 million related to the impairment of intangible assets caused by the loss of a significant customer in our live fish business. Also, we recognized a non-cash impairment charge in our Garden segment of $3.9 million related to the impairment of intangible assets due to reduced demand for products we sold under an acquired trade name. The impairments were recorded as part of selling, general and administrative costs.
Gain from litigation and investment impairment
(8)Within corporate, the Company received $3.2 million during the fourth quarter of fiscal 2024 in settlement of litigation which gain is included in selling, general and administrative expense. Additionally, we recognized a $7.5 million non-cash impairment charge for two related private company investments that is included within Other income (expense) in the consolidated statement of operations.

Net Income and Diluted Net Income Per Share Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended		Fiscal Year Ended
		September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
		(in thousands, except per share amount)
GAAP net (loss) income attributable to Central Garden & Pet Company		$(34,158)	$2,835	$107,983	$125,643
Facility closures	(1)(2)(3)(5)	11,457	1,751	27,842	15,672
Intangible impairments	(6)(7)	12,790	6,731	12,790	6,731
Litigation settlement	(8)	(3,200)	—	(3,200)	—
Independent channel distribution business sale	(4)	—	(5,844)	—	(5,844)
Investment impairment	(8)	7,461	—	7,461	—
Tax effect of adjustments		(6,725)	(332)	(10,437)	(3,705)
Non-GAAP net (loss) income attributable to Central Garden & Pet Company		$(12,375)	$5,141	$142,439	$138,497
GAAP diluted net income per share		$(0.51)	$0.04	$1.62	$1.88
Non-GAAP diluted net income per share		$(0.18)	$0.08	$2.13	$2.07
Shares used in GAAP and non-GAAP diluted net income per share calculation		66,917	66,671	66,860	66,783

Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended September 28, 2024			Fiscal Year Ended September 28, 2024
	GAAP	Adjustments(1)(6)(8)	Non-GAAP	GAAP	Adjustments(1)(2)(3)(6)(8)	Non-GAAP
	(in thousands)
Net sales	$669,489	$—	$669,489	$3,200,460	$—	$3,200,460
Cost of goods sold and occupancy	500,537	5,209	495,328	2,256,725	16,349	2,240,376
Gross profit	168,952	(5,209)	174,161	943,735	(16,349)	960,084
Selling, general and administrative expenses	201,360	15,838	185,522	758,348	21,083	737,265
(Loss) Income from operations	$(32,408)	$(21,047)	$(11,361)	$185,387	$(37,432)	$222,819

Gross margin	25.2%		26.0%	29.5%		30.0%
Operating margin	(4.8)%		(1.7)%	5.8%		7.0%

Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended September 30, 2023			Fiscal Year Ended September 30, 2023
	GAAP	Adjustments(4)(5)(7)	Non-GAAP	GAAP	Adjustments(4)(5)(7)	Non-GAAP
	(in thousands)
Net sales	$750,147	$—	$750,147	$3,310,083	$—	$3,310,083
Cost of goods sold and occupancy	552,694	1,751	550,943	2,363,241	9,761	2,353,480
Gross profit	197,453	(1,751)	199,204	946,842	(9,761)	956,603
Selling, general and administrative expenses	188,084	887	187,197	736,196	6,798	729,398
Income from operations	$9,369	$(2,638)	$12,007	$210,646	$(16,559)	$227,205

Gross margin	26.3%		26.6%	28.6%		28.9%
Operating margin	1.2%		1.6%	6.4%		6.9%

Pet Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended		Fiscal Year Ended
		September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
		(in thousands)
GAAP operating income		$14,310	$43,225	$203,425	$198,004
Facility closures	(1)(5)	7,549	1,751	7,549	15,672
Intangible impairments	(6)(7)	12,790	2,785	12,790	2,785
Non-GAAP operating income		$34,649	$47,761	$223,764	$216,461
GAAP operating margin		3.3%	9.0%	11.1%	10.5%
Non-GAAP operating margin		8.0%	9.9%	12.2%	11.5%

Garden Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended		Fiscal Year Ended
		September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
		(in thousands)
GAAP operating income		$(28,806)	$(3,432)	$81,893	$123,455
Facility closures	(1)(2)(3)	3,908	—	20,293	—
Independent channel distribution business sale	(4)	—	(5,844)	—	(5,844)
Intangible impairments	(7)	—	3,946	—	3,946
Non-GAAP operating (loss) income		$(24,898)	$(5,330)	$102,186	$121,557
GAAP operating margin		(12.3)%	(1.3)%	6.0%	8.6%
Non-GAAP operating margin		(10.6)%	(2.0)%	7.5%	8.5%

Organic Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended September 28, 2024			Fiscal Year Ended September 28, 2024
	Net sales (GAAP)	Effect of acquisitions & divestiture on net sales	Net sales organic	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Reported net sales FY 2024	$669.5	$18.0	$651.5	$3,200.5	$66.4	$3,134.1
Reported net sales FY 2023	750.1	3.7	746.4	3,310.1	48.1	3,262.0
$ decrease	$(80.6)	$14.3	$(94.9)	$(109.6)	$18.3	$(127.9)
% decrease	(10.7)%		(12.7)%	(3.3)%		(3.9)%

Organic Pet Segment Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended September 28, 2024			Fiscal Year Ended September 28, 2024
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Reported net sales FY 2024	$435.3	$18.0	$417.3	$1,832.8	$66.4	$1,766.4
Reported net sales FY 2023	482.8	—	482.8	1,877.2	—	1,877.2
$ decrease	$(47.5)	$18.0	$(65.5)	$(44.4)	$66.4	$(110.8)
% decrease	(9.8)%		(13.6)%	(2.4)%		(5.9)%

Organic Garden Segment Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended September 28, 2024			Fiscal Year Ended September 28, 2024
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Reported net sales FY 2024	$234.2	$—	$234.2	$1,367.7	$—	$1,367.7
Reported net sales FY 2023	267.3	3.7	263.6	1,432.9	48.1	1,384.8
$ decrease	$(33.1)	$(3.7)	$(29.4)	$(65.2)	$(48.1)	$(17.1)
% decrease	(12.4)%		(11.2)%	(4.6)%		(1.2)%

% increase

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Fiscal Year Ended September 28, 2024
		Pet	Garden	Corp	Total
		(in thousands)
Net income attributable to Central Garden & Pet		$—	$—	$—	$107,983
Interest expense, net		—	—	—	37,872
Other expense		—	—	—	5,090
Income tax expense		—	—	—	33,112
Net income attributable to noncontrolling interest		—	—	—	1,330
Sum of items below operating income		—	—	—	77,404
Income (loss) from operations		203,425	81,893	(99,931)	185,387
Depreciation & amortization		43,642	44,403	2,762	90,807
Noncash stock-based compensation		—	—	20,583	20,583
Non-GAAP adjustments	(1)(2)(3)(6)(8)	20,339	20,293	(3,200)	37,432
Adjusted EBITDA		$267,406	$146,589	$(79,786)	$334,209

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Fiscal Year Ended September 30, 2023
		Pet	Garden	Corp	Total
		(in thousands)
Net income attributable to Central Garden & Pet		$—	$—	$—	$125,643
Interest expense, net		—	—	—	49,663
Other income		—	—	—	(1,462)
Income tax expense		—	—	—	36,348
Net income attributable to noncontrolling interest		—	—	—	454
Sum of items below operating income		—	—	—	85,003
Income (loss) from operations		198,004	123,455	(110,813)	210,646
Depreciation & amortization		41,126	43,375	3,199	87,700
Noncash stock-based compensation		—	—	27,990	27,990
Non-GAAP adjustments	(4)(5)(7)	18,457	(1,898)	—	16,559
Adjusted EBITDA		$257,587	$164,932	$(79,624)	$342,895

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended September 28, 2024
		Pet	Garden	Corp	Total
		(in thousands)
Net loss attributable to Central Garden & Pet		$—	$—	$—	$(34,158)
Interest expense, net		—	—	—	6,476
Other expense		—	—	—	6,137
Income tax benefit		—	—	—	(10,621)
Net loss attributable to noncontrolling interest		—	—	—	(242)
Sum of items below operating income		—	—	—	1,750
Income (loss) from operations		14,310	(28,806)	(17,912)	(32,408)
Depreciation & amortization		10,741	11,375	622	22,738
Noncash stock-based compensation		—	—	5,445	5,445
Non-GAAP adjustments	(1)(2)(3)(6)(8)	20,339	3,908	(3,200)	21,047
Adjusted EBITDA		$45,390	$(13,523)	$(15,045)	$16,822

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended September 30, 2023
		Pet	Garden	Corp	Total
		(in thousands)
Net income attributable to Central Garden & Pet		$—	$—	$—	$2,835
Interest expense, net		—	—	—	8,063
Other expense		—	—	—	1,685
Income tax benefit		—	—	—	(3,098)
Net loss attributable to noncontrolling interest		—	—	—	(116)
Sum of items below operating income		—	—	—	6,534
Income (loss) from operations		43,225	(3,432)	(30,424)	9,369
Depreciation & amortization		10,479	10,892	825	22,196
Noncash stock-based compensation		—	—	7,358	7,358
Non-GAAP adjustments	(4)(5)(7)	4,536	(1,898)	—	2,638
Adjusted EBITDA		$58,240	$5,562	$(22,241)	$41,561